Green Loan Services LLC c/o SL Green Realty Corp. One Vanderbilt Avenue New York, New York 10017

July 15, 2022

BY FEDERAL EXPRESS AND ELECTRONIC MAIL (IF AVAILABLE)

To the Parties listed on Schedule I

RE:   Acknowledgment and Assumption of Proposed Special Servicer

BXP Trust 2017-GM Commercial Mortgage Pass-Through Certificates, Series 2017-GM Ladies and Gentlemen:

Pursuant to Section 7.1(e) of the Trust and Servicing Agreement, dated as of June 9, 2017, by and among Morgan Stanley Capital I Inc., as Depositor, Argentic Services Company LP, (“Argentic”), as Special Servicer, Wells Fargo Bank, National Association, as Servicer, Computershare Trust Company, NA as agent for Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee as the same may have heretofore been and/or may hereafter be assigned, modified, amended and/or restated (the “TSA”) and pursuant to Section 7 of the Agreement Between Note Holders (the “CLA”), dated as of June 30, 2017, by and between Morgan Stanley Bank, N.A. (Initial Note A-1 Holder and Initial Note B-1 Holder), Deutsche Bank AG, New York Branch (Initial Note A-2 and Holder and Initial Note B-2 Holder), Citigroup Global Markets Realty Corp. (Initial Note A-3 Holder and Initial Note B-3 Holder), Wells Fargo Bank, National Association (Initial Note A-4 Holder and Initial Note B-4 Holder) and Cantor Commercial Real Estate Lending, L.P. (Initial CCRE Note Holder), the undersigned hereby acknowledges and agrees that, as of the date hereof, it shall assume the responsibilities, duties and liabilities and perform punctually the duties of the Special Servicer specified in the TSA and shall be a party to the TSA and bound thereby to the full extent indicated therein in the capacity of the Special Servicer. The undersigned hereby represents that it is a Qualified Servicer and satisfies the applicable eligibility requirements in the TSA and CLA. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.7 of the TSA, mutatis mutandis, and that all references to “Agreement” in Section 2.7 of the TSA include this Acknowledgement and Assumption of Proposed Special Servicer with the following corrections with respect to type of entity and jurisdiction of organization: Green Loan Services LLC is a duly formed limited liability company, validly existing in active status under the laws of the State of Delaware. Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the TSA.

[Signature Page Follows]

Sincerely,

Green Loan Services LLC,
a Delaware limited liability company

By: /s/ Andrew S. Levine
Name: Andrew S. Levine
Title: Executive Vice President

[Signature Page to Acknowledgment and Assumption of Proposed Special Servicer BXP Trust 2017-GM]

Schedule I

Certificate Administrator:

Computershare Trust Company, N. A. as agent for Wells Fargo Bank, NA Corporate Trust Services (CMBS) 9062 Old Annapolis Road

Columbia, MD 21045

Attn: Corporate Trust Services CMBS – MSC 2018- MP

cts.cmbs.bond.admin@wellsfargo.com trustadminstrationgroup@wellsfargo.com

Email: trustadministrationgroup@wellsfargo.com and cts.cmbs.bond.admin@wellsfargo.com

Copy to:

Aini & Associates, PLLC 2615 Coney Island AvenueBrooklyn, NY 11223

Attention: MSC 2018-MP Email: cmbs@ainilaw.com and jackaini@ainilaw.com

Master Servicer:

Wells Fargo Bank, National Association Commercial Mortgage Servicing, MAC D1086- 120

550 S. Tryon Street, 14th Floor Charlotte, North Carolina 28202 Attention: MSC 2018-MP Asset Manager Fax: (704) 715-0036

Email: Commercial.Servicing@wellsfargo.com Copy to:

Wells Fargo Bank, National Association Legal Department, D1053-300

301 South College Street, 30th Floor Charlotte, North Carolina 28202

Attention: Commercial Mortgage Servicing Legal Support

Reference: MSC 2018-MP Facsimile: (704) 383-0353

Additional copy to:

K&L Gates LLCF Hearst Tower

214 North Tryon Street Charlotte, North Carolina 28202 Attn: Stacey G. Ackermann Reference: MSC 2018-MP

Fax Number: (704) 353-3190

Email: stacy.ackermann@klgates.com

Special Servicer: Argentic Services Company LP 500 North Central Expressway, Suite 261 Plano, Texas 75074 Attention: Andrew Hundertmark Email: ahundertmark@argenticservices.com

Depositor:

Morgan Stanley Capital I Inc. 1585 Broadway

New York, New York 10036 Attention: Jane Lam

with copies to:

Morgan Stanley Capital I Inc. 1221 Avenue of the Americas New York, New York 10020 Attention:LegalCompliance Division

And cmbs_notices@morganstanley.c

com

Trustee:

Wilmington Trust, National Association 1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee MSC 2018-MP with a copy to:

CMBSTrustee@wilmingtontrust.com Facsimile No.: (302) 636-4140

Successor Special Servicer: Green Loan Services LLC 420 Lexington Avenue, 19th Floor New York, NY 10170 Attention: Andrew Falk Email: andrew.falk@slgreen.com
Rating Agency: Moody’s Investor Service, Inc. 7 World Trade Center at 250 Greenwich Street New York, NY 10007 Attn: Commercial Mortgage Surveillance Email: CMBSSurveillance@moodys.com

Rating Agency:

Fitch Ratings, Inc. 33 Whitehall Street

New York, New York 10004 Attention: CMBS Surveillance Email: info.cmbs@fitchratings.com

Rating Agency:

Kroll Bond Rating Agency, LLC. 805 Third Avenue, 29th Floor New York, New York 10022 Attention: CMBS Surveillance Facsimile No.: (646) 731-2395

Email: cmbssurveillance@kbra.com